EXHIBIT 10.16
(As Amended and Restated through October 5, 2007)
ROBBINS & MYERS, INC.
2006 EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
(Effective August 31, 2006)
     1. Definitions. As used herein, the following capitalized terms shall have the meanings set forth below:
     “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.
     “Beneficiary” means such person, trust or other recipient as Participant shall have designated in writing. If Participant fails to designate a Beneficiary, or if the Beneficiary (and any contingent Beneficiary) predeceases Participant, the Beneficiary shall be the Participant’s estate.
     “Board” means the Board of Directors of the Company.
     “Change in Control” means for the purpose of this Plan and shall be deemed to have occurred the date on which one of the following events occurs with respect to the Company:
     (a) The Company is provided a copy of Schedule 13D, filed pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the “Act”) indicating that a group or person, as defined in Rule 13d-3 under the Act, has become the beneficial owner of 25% or more of the outstanding Voting Shares of the Company or the date upon which the Company first learns that a person or group has become the beneficial owner of 25% or more of the outstanding Voting Shares of the Company if a Schedule 13D is not filed provided, in each case, such group or person is not controlled, directly or indirectly, by persons or entities that were, at any time this Plan is in effect, partners, shareholders or members of M.H.M. & Co. Ltd., an Ohio limited partnership, the Maynard H. Murch Co., Inc. or Loftis Investments, Inc. or Affiliates of any of them;
     (b) A change in the composition of the Board such that individuals who were members of the Board on the date two years prior to such change (or who were subsequently elected to fill a vacancy in the Board, or were subsequently nominated for election by the Company’s shareholders, by the affirmative vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two year period) no longer constitute a majority of the Board;
     (c) The consummation of a reorganization, merger, statutory share exchange or consolidation involving the Company or any of its Subsidiaries (each a “Business Combination”) unless, following such Business Combination, all or substantially all of the individuals and entities that were the beneficial owners of the Voting Shares of the Company immediately prior to the Business Combination beneficially own, directly or indirectly, more than 60% of the then outstanding Voting Shares of the corporation resulting from such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the outstanding Voting Shares of the Company; or
     (d) Shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all, or substantially all, of the Company’s assets.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Company” means Robbins & Myers, Inc., an Ohio corporation, and its successors.
     “Committee” means the Compensation Committee of the Board.
     “Compensation” means any salary or incentive compensation or bonus payable to a Participant in cash for services rendered to the Company or a Subsidiary of the Company; provided, however, that in no event shall Compensation include any severance or severance-related payments or compensation based on performance or results over a period more than one year.
     “Deferred Compensation Account” shall mean the account established and maintained by the Company on its books for each Participant and to which a Participant’s deferred compensation shall be recorded. The Company shall credit to such Deferred Compensation Account all amounts described in Section 3 of the Plan. Notwithstanding the foregoing, each Participant’s Deferred Compensation Account shall be solely a memorandum account, and title to and beneficial ownership of the amounts recorded to each Deferred Compensation Account shall at all times remain with the Company. The effect of participation in the Plan is simply to create an unfunded and unsecured promise to pay deferred compensation to the Participant or the Participant’s Beneficiary pursuant to the terms of the Plan. Nothing contained in the Plan and no deferral payment pursuant to this Plan shall by itself create or be construed to create a trust or fiduciary relationship of any kind between the Company and any Participant or the Participant’s Beneficiary or any other person.
     “Disabled” means the condition whereby a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan of the Participant’s employer.
     “Effective Date” shall be August 31, 2006.
     “401(k) Plan” means the Robbins & Myers, Inc. Employee Savings Plan.
     “Participant” means any officer or other key management employee of the Company or a Subsidiary of the Company designated by the Committee to be eligible to participate in this Plan.

     “Plan” means this Executive Supplemental Retirement Plan, as the same may be amended from time to time.
     “Plan Year” means the period from the Effective Date through August 31, 2006 and thereafter each twelve month period beginning on September 1 of each year.
     “Subsidiary” means an entity (whether or not a corporation) of which 50% or more of the voting stock in the case of a corporation, or other equity interest having voting power in the case of an entity that is not a corporation, is owned or controlled, directly or indirectly, by the Company.
     “Voting Shares” means any securities of a corporation that vote generally in the election of directors of that corporation.
     2. Purpose of the Plan. The purpose of this Plan is to provide Participants with deferred compensation payable to them at retirement (but in no event earlier than age 60) or such later date as may be elected by each Participant consistent with Section 5 of the Plan.
     The Plan is intended to comply with all requirements of Section 409A of the Code, and shall at all times be administered, interpreted and construed to carry out such intention. Any provision of the Plan that cannot be so administered, interpreted and construed shall be void and of no effect.
     Further, the Plan is intended to be “unfunded and maintained primarily for the purpose of providing deferred compensation to management or highly compensated employees” and, thus, is exempt from Parts 2 through 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended.
     3. Deferred Compensation Benefit. As soon as practicable following the last day of each Plan Year, the Company shall credit to each Participant’s Deferred Compensation Account, effective as of the last day of the Plan Year, an amount equal to ten percent (10%) of the Participant’s Compensation for the Plan Year less the Employer Discretionary Contribution (as defined in the 401(k) Plan) which is credited to the Participant’s account in the 401(k) Plan for the preceding calendar year.
     Amounts credited to each Participant’s Deferred Compensation Account shall earn interest at a rate of seven (7) percent per annum from and after the effective date of the allocation, as described in the immediately preceding paragraph.
     4. Payment of Benefit. (a) Subject to the provisions of Section 5, a Participant’s Deferred Compensation Account balance shall be paid to the Participant as a single lump sum on the first day of the 14th calendar month following the later of (i) the Participant’s retirement from the Company, or (ii) the Participant’s 60th birthday. Notwithstanding the foregoing, if the Committee determines that a Participant is Disabled, the Disabled Participant’s Deferred Compensation Benefit shall be paid to the Participant as a single lump sum on the first day of the 14th calendar month following the determination of Disability.

     (b) In the event a Participant dies prior to the payment of the Participant’s Deferred Compensation Benefit as described in subsection (a), the Participant’s Deferred Compensation Account shall be paid to the Participant’s Beneficiary as a lump sum as soon as practicable following the Participant’s death, but in no event later than 90 days following the Participant’s death.
     5. Subsequent Deferral Election. A Participant may elect to defer the payment of the Participant’s Deferred Compensation Benefit until a date later than and in a form different from that specified in Section 4(a) by executing a Subsequent Deferral Election and delivering the Subsequent Deferral Election to the Secretary of the Company not less than 12 months prior to the date on which payment is to begin pursuant to Section 4. A Subsequent Deferral Election must provide that all payments with respect to which the Subsequent Deferral Election is made will be deferred for a period of not less than five years from the date such payments would otherwise have been made. A Subsequent Deferral Election shall be irrevocable. In no event may a Subsequent Deferral Election result in the acceleration of any payment under the Plan, except as may be permitted by Treasury Regulations issued under Section 409A of the Code.
     Consistent with this Section, the exclusive alternative form of payment shall be substantially equal annual payments over a period of years, not to exceed fifteen (15) years.
     6. Change in Control Event. In the event of a Change in Control, the Company shall, as soon as practicable following the Change in Control, establish a grantor trust with terms consistent with those of the model grantor trust provided in Revenue Procedure 92-64 (a “Rabbi Trust”) in favor of the Participant to which the Company shall transfer an amount of money equal to the balance of the Participant’s Deferred Compensation Account on the date of transfer. Thereafter, all amounts that would have been credited to the Participant’s Deferred Compensation Account but for the Change in Control shall be credited to the Rabbi Trust established for the Participant. This Section shall have no effect on any provisions of the Plan other than those specifically mentioned herein.
     7. Agreement Not to Compete/Non-Disclosure. (a) Participant agrees that while employed by the Company and for the 12-month period immediately after Participant ceases to be employed by the Company for any reason, Participant shall not, without the prior written consent of the Company, either directly or indirectly, perform any services (whether advisory, consulting, employment or otherwise) for, invest in or otherwise become associated with in any capacity, any person, corporation, partnership or other entity which engages in a Competitive Business (as defined in Section 7(b)); provided, however, that nothing herein contained shall prevent Participant (i) from purchasing and holding for investment less than 2% of the shares of any corporation, the shares of which are regularly traded either on a national securities exchange or in the over-the-counter market or (ii) from providing services to any corporation, partnership, or other entity if the Competitive Business represents less than 15% of the gross revenues of such corporation, partnership, or entity and Participant’s services are not rendered, directly or indirectly, to the division or subsidiary which is engaged in the Competitive Business.
     (b) For purposes of this Plan, “Competitive Business” means the design, engineering, manufacture, marketing, distribution, sale, or servicing in the Prohibited Territory (as defined below) of (i) processing or packaging equipment used in the pharmaceutical industry; (ii)

wellhead, drilling, recovery and transmission equipment used in the oil and gas industry; or (iii) progressing cavity pumps, industrial mixers and agitators, or glass-lined reactor and storage vessels used in any industry. “Prohibited Territory” means the countries in which the Company or one of its Subsidiaries had manufacturing, distribution facilities, or sales offices at any time that Participant was employed by the Company. In addition, all records, files, drawings, documents, models, equipment, and the like relating to the Company’s business or its Subsidiary’s, which Participant has control over may not be removed from the Company’s premises without its written consent, unless removal is in the furtherance of the Company’s business and, if so removed, shall be returned to the Company promptly after termination of Participant’s employment with the Company.
     (c) Participant acknowledges that he has had, and will have, access to certain Confidential Information (as defined below) of the Company and its Subsidiaries and Participant agrees that he will not at any time, directly or indirectly, disclose orally or in writing or use any Confidential Information, regardless of how it may have been acquired, unless the disclosure or use of such Confidential Information is expressly authorized in writing in advance by the Company, is necessary in the ordinary conduct of Participant’s duties with the Company, or is required by law. “Confidential Information” means all information pertaining or relating to the Company’s or its Subsidiaries’ business, including, but not limited to, products, pricing, drawings and bills of materials, manufacturing and application of engineering know-how, services, strategies, customers, customer list, customer account records, financial information, employee compensation, marketing plans, computer software (including all operating system and system application software) and other proprietary business information. As used herein, Confidential Information shall not include any information which (i) is or becomes generally known to the public other than as a result of the disclosure or use thereof by Participant in violation of the terms of this subsection, or (ii) is obtained by Participant from a third party who is lawfully in possession of such information and is not subject to any obligation to refrain from disclosing such information. Participant acknowledges and agrees that all of the Confidential Information is and shall continue to be the exclusive proprietary property of the Company and its Subsidiaries whether or not prepared in whole or in part by Participant and whether or not disclosed to or entrusted to the custody of Participant.
     8. Forfeiture of Benefit. A Participant shall forfeit his Deferred Compensation Benefit upon the occurrence of any of the following:
     (a) Termination of employment with the Company if the Participant has less than 5 Years of Service (as defined below) with the Company; however, in the event the Participant is employed by the Company (i) at the time of his death, (ii) at the time he is determined to be Disabled, or (iii) immediately preceding the occurrence of a Change in Control, this subsection (a) shall not apply. “Years of Service” for the purpose of the Plan means each consecutive 12-month period the Participant is employed by the Company;
     (b) Termination of employment with the Company for Cause (as defined below) at any time. “Cause” for the purpose of the Plan means any of the following: (i) the willful and continued failure of Participant to perform substantially Participant’s duties with the Company or one of its Subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Participant by the Board which specifically identifies the manner in which the Board believes that Participant has failed to substantially perform his duties and such failure is not cured within thirty (30) days of such written notice; (ii) an act or acts of dishonesty taken by Participant and intended to result in substantial personal enrichment of Participant at the expense of the Company; (iii) the willful engaging by Participant in illegal conduct or gross misconduct; or (iv) a clearly established violation by Participant of the Company’s Code of Conduct that is materially and demonstrably injurious to the Company. Further, for purposes of this Section 8(b), no act, or failure to act, on Participant’s part shall be deemed “willful” if done, or omitted to be done, by Participant in good faith and with a reasonable belief that his action or omission was in the best interest of the Company; or
     (c) Violation of Section 7 of the Plan.
     9. Administration. This Plan shall be administered by the Committee. The decision of the Committee shall be final and binding with respect to the interpretation, construction, and application of this Plan. The Committee may refer to the Board the exercise of any power, authority, or discretion assigned to the Committee in this Plan and, in any such case, the decision of the Board shall have the same effect as a decision of the Committee.
     10. Amendment or Termination. The Board may amend or terminate this Plan at any time. No amendment or termination of this Plan shall adversely affect the right of any Participant or former Participant to payment of amounts credited to the Participant’s account prior to such amendment or termination, and interest thereon shall continue to be credited to such account and paid in accordance with this Plan.
     11. Miscellaneous. (a) This Plan shall not confer upon any Participant the right to continued employment with the Company or any of its subsidiaries or affect in any way the right of the Company and its subsidiaries to terminate the employment of any Participant at any time and for any reason.
     (b) Except as specified herein, no right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void.
     (c) This Plan shall inure to the benefit of and be binding upon each successor of the Company and its subsidiaries. All right and obligations imposed upon a Participant and all rights granted to the Company and its subsidiaries under this Plan shall be binding upon the Participant’s heirs, legal representatives, and successors.
     12. Claims Procedure. Any controversy or claim arising out of or relating to this Plan shall be filed with the Committee which shall make all determinations concerning such claim. Any decision by the Committee denying such claim shall be in writing and shall be delivered to all parties in interest. Such decision shall set forth the reasons for denial in plain language. Pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the Executive can perfect the claim will be provided. This notice of denial of benefits will be provided within 90 days of the Committee’s receipt of the Executive’s claim for benefits. If the Committee fails to notify the Participant of its decision regarding his claim, the claim shall be considered denied, and the Participant shall then be permitted to proceed with his appeal as provided in this section.
If the Participant has been completely or partially denied a benefit, the Participant shall be entitled to appeal this denial of his claim by filing a written statement of his position with the Committee no later than sixty (60) days after receipt of the written notification of such claim denial. The Committee shall schedule an opportunity for a full and fair review of the issue within thirty (30) days of receipt of the appeal.
The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.
Following the Committee’s review of any additional information submitted by the Participant, either through the hearing process or otherwise, the Committee shall render a decision on its review of the appealed claim in the following manner:
     (a) The Committee shall make its decision regarding the merits of the appealed claim within sixty (60) days following its receipt of the request for review (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). The Committee shall deliver the decision to the Participant in writing. If an extension of time for reviewing the appealed claim is required because of special circumstances, written notice of the extension shall be furnished to the Participant prior to the commencement of the extension. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.
     (b) The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

(1)	Plan was adopted by the Board and effective January 1, 2006.

(2)	The Board amended the plan on October 5, 2007, primarily to comply with the provisions of Section 409A of the Internal Review Code.